UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2011

CHEETAH OIL & GAS LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-26907	93-1118938
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

17 Victoria Road, Nanaimo, BC Canada	V9R 4N9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 714-1101

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Effective September 16, 2011 Cheetah entered into a 30 day promissory note for $20,000 with a corporation to fund the drilling program for the next two oil wells at the Belmont Lake oil field.

The loan must be paid off on or before October 16, 2011.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 19, 2011, Robert McAllister resigned as chief executive officer and a director of our company and the resignation of Donald Findlay as president and a director of our company.

Georgina Martin was appointed president and chief executive effective September 19, 2011.

Our board of directors now consists solely of Georgina Martin.

Item 7.01	Regulation FD Disclosure

On September 20, 2011, we issued a news release providing announcing a change of officer and directors of our company.

Item 9.01	Financial Statements and Exhibits
10.1	Promissory Note executed September 19, 2011.
99.1	News Release dated September 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH OIL & GAS LTD

/s/ Georgina Martin
Georgina Martin
President

September 20, 2011